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EXHIBIT 11

                            FIRST FINANCIAL BANCORP.
               COMPUTATION OF CONSOLIDATED NET EARNINGS PER SHARE

                         FOR THE YEAR ENDED DECEMBER 31

                                                          1996                 1995**               1994**
                                                          ----                 ----                 ----
Weighted Average:

   Net earnings                                       $33,940,000          $31,789,000          $28,173,000
                                                      ===========          ===========          ===========

   Weighted average number of shares
    outstanding                                        14,611,371           13,736,984           13,431,828
                                                      ===========          ===========          ===========

   Per share (net earnings divided by the
    weighted average number of shares
    outstanding)                                      $      2.32          $      2.31          $      2.10
                                                      ===========          ===========          ===========

Primary:

   Net earnings                                       $33,940,000          $31,789,000          $28,173,000
                                                      ===========          ===========          ===========

   Adjusted weighted average number of shares
    outstanding                                        14,629,810           13,762,487           13,457,100
                                                      ===========          ===========          ===========

   Per share (net earnings divided by the
    adjusted weighted average number of shares
    outstanding)                                      $      2.32          $      2.31          $      2.09
                                                      ===========          ===========          ===========

Fully Diluted:

   Net earnings                                       $33,940,000          $31,789,000          $28,173,000
                                                      ===========          ===========          ===========

   Adjusted weighted average number of shares
    outstanding                                        14,637,793           13,766,847           13,464,630
                                                      ===========          ===========          ===========

   Per share (net earnings divided by the
    adjusted weighted average number of shares
    outstanding)                                      $      2.32          $      2.31          $      2.09
                                                      ===========          ===========          ===========


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
 ** Per share data has been restated for a five-for-four stock split distributed in the form of a 25% stock dividend on December 1, 1994 and a 10% stock dividend distributed on November 1, 1996.
